Exhibit 99.2

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

11:59 p.m., Eastern Daylight Time, on September 18, 2018 .

Vote by Internet • Go to www.investorvote.com/LGCY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proposals —	THE GP BOARD UNANIMOUSLY RECOMMENDS THAT THE UNITHOLDERS OF THE PARTNERSHIP VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT, FOR THE APPROVAL OF THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF NEW LEGACY, FOR THE APPROVAL OF THE NEW EQUITY INCENTIVE PLAN, FOR THE COMPENSATION PAYMENTS TO NAMED EXECUTIVE OFFICERS OF THE PARTNERSHIP IN CONNECTION WITH THE CORPORATE REORGANIZATION AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING.

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		For	Against	Abstain

1.

To approve the Amended and Restated Agreement and Plan of Merger, dated July 9, 2018, by and among Legacy Reserves LP (the “Partnership”), Legacy Reserves Inc. (“New Legacy”), Legacy Reserves Merger Sub LLC (“Merger Sub”), and Legacy Reserves GP, LLC, pursuant to which Merger Sub will be merged with and into the Partnership, with the Partnership continuing as the surviving entity and a wholly owned subsidiary of New Legacy.

		☐	☐	☐
2.	To approve the classification of the Board of Directors of New Legacy in accordance with the Amended and Restated Certificate of Incorporation of New Legacy, to be in effect following the consummation of the Corporate Reorganization (the “Corporate Reorganization”) as described in the Registration Statement on Form S-4 (File No. 333-224182) and only if Proposal 1 above is approved.	☐	☐	☐

3.	To approve the Legacy Reserves Inc. 2018 Omnibus Incentive Plan, to be in effect following the consummation of the Corporate Reorganization and only if Proposal 1 above is approved.	☐	☐	☐

4.	To approve, on an advisory, non-binding basis, the compensation payments that may be paid or become payable to the Partnership’s named executive officers in connection with the Corporate Reorganization.	☐	☐	☐

5.	To approve any proposal that may be presented to adjourn the special meeting to a later date or dates to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1 above.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If no box is checked with respect to Proposal 1, Proposal 2, Proposal 3, Proposal 4 or Proposal 5, your signature below authorizes the proxies to vote “FOR” the Board of Directors’ recommendations for these proposals as indicated on the reverse side of this proxy card.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — Legacy Reserves LP	+

303 W. Wall St., Suite 1800

Midland, Texas 79701

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF LEGACY RESERVES GP, LLC FOR THE SPECIAL MEETING OF UNITHOLDERS OF LEGACY RESERVES LP TO BE HELD ON SEPTEMBER 19, 2018.

The undersigned hereby appoints Micah C. Foster and James Daniel Westcott, each of them, any one of whom may act without joinder of the other, with full power of substitution, resubstitution and ratification, attorneys and proxies of the undersigned to vote all units representing limited partnership interests of Legacy Reserves LP which the undersigned is entitled to vote at the special meeting of unitholders to be held at Midland Country Club located at 6101 N. Highway 349, Midland, Texas 79705 on Wednesday, September 19, 2018 at 10:30 a.m., local time, and at any adjournment or postponement thereof, in the manner stated herein as to the matters set forth in the Notice of Special Meeting of Unitholders, and in their discretion on any other matter that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations:

The GP Board has unanimously determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of the Partnership and the unitholders of the Partnership and has unanimously approved and adopted the Merger Agreement and the Merger.

The GP Board unanimously recommends that the unitholders of the Partnership vote FOR the approval of the Merger Agreement, FOR the approval of the classification of the Board of Directors of New Legacy, FOR the approval of the new equity incentive plan, FOR the compensation payments to named executive officers of the Partnership in connection with the Corporate Reorganization and FOR the adjournment of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF UNITHOLDERS AND THE PROXY STATEMENT/PROSPECTUS FURNISHED HEREWITH. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

(To be Voted and Signed on Reverse Side)

C	Non-Voting Items

Change of Address — Please print new address below.